UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 27, 2014

GREEN EARTH TECHNOLOGIES, INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-53797	26-0755102
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1136 Celebration Boulevard, Celebration, Florida 34747
 (Address of principal executive office) (Zip Code)

(877) 438-4761
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02: Unregistered Sales of Equity Securities

The information contained below in Item 8.01 is hereby incorporated by reference into this Item 3.02.

Pursuant the Agreement it entered into with Greentek Fluid Innovations, LLC (“GFI”), as more particularly described in Item 8.01 below, Green Earth Technologies, Inc. (the “Company”) agreed to issue the Shares (as more particularly described in Item 8.01 below.)  The issuance of the Shares to GFI pursuant to the Agreement will be exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Sections 4(a)(2) and 4(a)(5) thereunder.

Item 8.01: Other Events

On August 27, 2014 the Company and GFI executed and delivered a Strategic Relationship Agreement, dated as of August 21, 2014 (the “Agreement”).  Under the Agreement, the Company purchased all of the intellectual property owned by GFI and developed in collaboration with Inventek Colloidal Cleaners, LLC and/or Dr. Paul Andrecola and appointed GFI as a Master Distributor with respect to the Company’s products and provide services related to and in support of efforts in which GFI has oil & gas expertise.  The existing GFI distribution agreements will be amended to conform to the terms of the Agreement as the GFI products related to their intellectual property will be re-branded G-CLEAN® or to reflect other Company owned brands that are sold by Company.  The Agreement terminates June 30, 2019.

As consideration for the intellectual property transferred and services to be performed by GFI under the Agreement, the Company agreed to issue 10,000,000 shares (the “Shares”) of its common stock, par value $0.001 per share to GFI.

On September 2, 2014, the Company issued a press release, with respect the Agreement, attached hereto as Exhibit 99.1.

Item 9.01: Financial Statements and Exhibits

(d)           Exhibits

Exhibit No.	Description

99.1	Press Release dated September 2, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREEN EARTH TECHNOLOGIES, INC.

Dated: September 2, 2014	By:	/s/ Greg Adams
Greg Adams
Chief Operating Officer and Chief Financial Officer